Exhibit 99.1

The Coretec Group, Inc. Announces $6.0 Million Private Placement Offering

ANN ARBOR, MI, March 2, 2021 – The Coretec Group, Inc. (OTCQB: CRTG),  a company developing a portfolio of silicon-based products in energy-focused verticals, including electric vehicle and consumer batteries, solid state lighting (LEDs), and semiconductors today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase in a private placement offering 75,000,000 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 82,500,000 shares of common stock, at a combined purchase price of a $0.08 per share and associated warrant. The warrants have an exercise price of $0.08 per share, will be immediately exercisable and will expire five and one-half years from the issue date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the private placement offering are expected to be $6.0 million. The Company intends to use the net proceeds primarily to expand and accelerate the development of its CHS technology, as well as for working capital and general corporate purposes. The private placement offering is expected to close on or about March 5, 2021, subject to the satisfaction of customary closing conditions.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors within 20 calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About The Coretec Group, Inc.

The Coretec Group, Inc. is an innovator and supplier of advanced material technologies designed to improve the technology serving the global Grand Challenge markets in energy, electronics, semiconductor, solar, health, environment, and security.

For more information, visit www.thecoretecgroup.com. Follow The Coretec Group on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements:

The statements in this press release that relate to The Coretec Group's expectations with regard to the future impact on The Coretec Group's results from operations are forward-looking statements and may involve risks and uncertainties, some of which are beyond our control, including, without limitation, statements related to The Coretec Group's ability to close the offering, the gross proceeds from the offering and the use of proceeds. Such risks and uncertainties, such as market and other conditions, are described in greater detail in our filings with the U.S. Securities and Exchange Commission. Since the information in this press release may contain statements that involve risk and uncertainties and are subject to change at any time, The Coretec Group’s actual results may differ materially from expected results. We make no commitment to disclose any subsequent revisions to forward-looking statements, except as required by law. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

Corporate contact:

The Coretec Group, Inc.

Lindsay McCarthy

lmccarthy@thecoretecgroup.com

918-494-0509